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EXHIBIT 10.45

                        AMENDED AND RESTATED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SHALL NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. FURTHERMORE, THIS NOTE CAN BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY (AS HEREINAFTER DEFINED) AND INVESTOR (AS HEREINAFTER DEFINED) DATED AS OF JANUARY 27, 1999 (THE "SECURITIES PURCHASE AGREEMENT"), A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS NOTE UPON WRITTEN REQUEST.

No. N-2

$4,773,584.88                                              August 19, 1999


BPI Packaging Technologies, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of DGJ, L.L.C. ("Investor"), or its registered assigns, the principal amount of Four Million Seven Hundred Seventy Three Five Hundred Eighty Four and 88/100 ($4,773,584.88) payable as follows: The principal amount of $3,200,000 is due and payable on February 1, 2004, or the earlier occurrence of one of the events set forth in Sections 3.1(b) through (f) of the Securities Purchase Agreement (or earlier whether by acceleration or otherwise), and the remaining principal balance of $1,573,584.88 shall be due and payable ON DEMAND. The Company also agrees to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount shall have become due and payable (whether at maturity or otherwise) at the rate of ten percent (10%) per annum (computed on the basis of actual number of days elapsed and a 360-day year). Interest shall be payable monthly in arrears on the first business day of each month, commencing September 1999, through maturity and on each date a principal payment is made. The Company also agrees to pay, on demand, interest at the rate of fifteen percent (15%) per annum on any overdue principal and, to the extent permitted by applicable law, any overdue interest, until the obligation of the Company with respect to the payment thereof shall be discharged. In the event that all or any portion of the principal amount of this Amended and Restated Promissory Note (the "Note") is repaid prior to maturity, regardless of whether such repayment is a voluntary prepayment or results from the exercise of the Investor's remedies pursuant to the Security Agreement by and between the Company and the Investor dated January 27, 1999, executed in connection with the Securities Purchase Agreement (the "Security Agreement"), such prepayment shall not include a prepayment premium.

This Note is in replacement of and substitution for instruments previously executed by the Company as more particularly described in that certain First Amendment to Security Agreement of even date herewith between the Company and the Investor.

All payments of principal and interest hereof shall be made in lawful money of the United States of America upon presentation hereof to the account of the holder hereof at the principal office of Investor at 600 Central Avenue, Suite 262, Highland Park, Illinois 60035, or at such other place as the holder hereof shall have designated to the Company in writing.

The holder of this Note is entitled to enforce the provisions of the Securities Purchase Agreement and Exhibits thereto and to enjoy the benefits thereof. This Note is secured pursuant to the Security Agreement.

The Company may at its election prepay this Note, in whole or in part, and the maturity hereof may be accelerated by the holder of this Note or by holders of a percentage of the Note outstanding following an Event of Default, all as provided in such Security Agreement, to which reference is made for the terms and conditions of such provisions as to prepayment and acceleration.


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Transfer of this Note is registrable on the note register of the Company upon presentation at the principal office of the Company accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, or on behalf of, the holder hereof. This Note may also be exchanged at such office for one or more Notes in any authorized denominations (multiples of $50,000.00), as requested by the holder, of a like aggregate unpaid principal amount.

Prior to due presentment for registration of transfer, the Company and any agent of the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal and interest as herein provided and for all other purposes.

The obligations of the Company under this Note are subject to the terms of that certain Intercreditor Agreement dated August 19, 1999, by and between the Investor and LaSalle Business Credit, Inc.

This Note shall be deemed to take effect as a sealed instrument under the laws of the State of Illinois and for all purposes shall be construed in accordance with such laws.

                              BPI PACKAGING TECHNOLOGIES, INC.

                              By:     /s/ James F. Koehlinger
                                      -----------------------
                              Name:   James F. Koehlinger
                                      -----------------------
                              Title:  Chief Financial Officer
                                      -----------------------